September 2019

Preliminary Pricing Supplement No. 2,514

Registration Statement Nos. 333-221595; 333-221595-01

Dated September 5, 2019

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the Russell 2000® Index due September 11, 2023

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

Unlike ordinary debt securities, the Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the Russell 2000® Index due September 11, 2023, which we refer to as the securities, do not guarantee the repayment of any principal and do not provide for the regular payment of interest. Instead, the securities offer the opportunity for investors to earn a contingent monthly coupon but only if and for as long as the index closing value of the Russell 2000® Index (the “underlying index”) has remained greater than or equal to 85% of the initial index value, which we refer to as knock-in level 3, on each day during the term of the securities. If the index closing value of the underlying index is less than knock-in level 3 on any day during any monthly monitoring period during the term of the securities, you will not receive any contingent monthly coupon payment for the corresponding monthly period or for any subsequent monthly period for the remainder of the term of the securities, even if the underlying index subsequently appreciates. Therefore, investors in the securities will permanently forfeit their ability to receive subsequent contingent monthly coupon payments if the index closing value declines below knock-in level 3 on any day during any monthly monitoring period during the term of the securities. As a result, investors must be willing to accept the risk of not receiving any contingent monthly coupon payments during the entire term of the securities. Moreover, if the index closing value of the underlying index is less than 95% of the initial index value (“knock-in level 1”) or 90% of the initial index value (“knock-in level 2”) on any day during the term of the securities, any future contingent monthly coupons for the remainder of the term of the securities will be reduced by either one-third or two-thirds of the 7.60% per annum rate, respectively, even if the underlying index subsequently appreciates. In addition, if a knock-in event does not occur on any day from but excluding the pricing date to and including September 8, 2020, meaning that the index closing value of the underlying index is never less than knock-in level 1 on any day during any monthly monitoring period during the first year of the term of the securities, the securities will be automatically redeemed at the end of the first year of the term of the securities, and investors will receive the early redemption payment equal to the stated principal amount of the securities and the contingent monthly coupon with respect to the related coupon payment date but will not participate in any performance of the underlying index. If a knock-in event does occur on any day from but excluding the pricing date to and including September 8, 2020, the securities will not be redeemed prior to maturity. Instead, investors will receive a return at maturity based on the performance of the underlying index over the term of the securities, determined as set forth below. If a knock-in event does occur, you will receive reduced contingent monthly coupon payments, or no contingent monthly coupon payments at all, for the remainder of the term of the securities, and you may lose some or all of your investment at maturity if the underlying index declines over the term of the securities. The securities are for investors who seek an opportunity to earn interest at a potentially above-market rate if the index closing value of the underlying index has remained greater than or equal to knock-in level 1 on each day during the first year of the term of the securities, in exchange for the risk of receiving reduced contingent monthly coupon payments, or no contingent monthly coupon payments at all, and the risk of losing principal if a knock-in event occurs during the first year of the term of the securities. The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities are issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying index:	Russell 2000® Index
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	September 6, 2019
Original issue date:	September 11, 2019 (3 business days after the pricing date)
Maturity date:	September 11, 2023
Early redemption:	If a knock-in event has not occurred on any day from but excluding the pricing date to and including September 8, 2020, the securities will be automatically redeemed on the early redemption date for the early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related coupon payment date. No further payments will be made on the securities once they have been redeemed, and investors will not participate in any appreciation of the underlying index.
Early redemption date:	September 11, 2020
Contingent monthly coupon:

We will pay a contingent monthly coupon, if any, until early redemption or maturity, at a rate determined as follows:

(i)   If the index closing value of the underlying index has been greater than or equal to knock-in level 1 on each day during every monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, the contingent monthly coupon for the applicable monthly period will be paid at a rate of 7.60% per annum.

(ii)   If the index closing value of the underlying index has been less than knock-in level 1 on any day during any monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, but the index closing value of the underlying index has been greater than or equal to knock-in level 2 on each day during every monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, the contingent monthly coupon for the applicable monthly period will be paid at a rate of 5.07% per annum.

(iii)  If the index closing value of the underlying index has been less than knock-in level 2 on any day during any monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, but the index closing value of the underlying index has been greater than or equal to knock-in level 3 on each day during every monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, the contingent monthly coupon for the applicable monthly period will be paid at a rate of 2.53% per annum.

(iv)  If the index closing value of the underlying index has been less than knock-in level 3 on any day during any monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, no contingent monthly coupon will be payable for the applicable monthly period or for any subsequent monthly period.

For each knock-in level that the underlying index closes below on any day during the term of the securities, the coupon rate of 7.60% will be reduced by one-third for the remainder of the term of the securities, even if the underlying index subsequently appreciates. If the index closing value of the underlying index has declined below knock-in level 3 on any day during any monthly monitoring period during the term of the securities, no further contingent monthly coupon payments will be payable over the remaining term of the securities, regardless of the subsequent performance of the underlying index. See also “Payment at maturity” below.

Additionally, if a knock-in event does not occur on any day from but excluding the pricing date to and including September 8, 2020, the securities will be automatically redeemed at the end of the first year of the term of the securities. Investors will not participate in any appreciation of the underlying index, and no further payments will be made on the securities once they have been redeemed.

Terms continued on following page:
Estimated value on the pricing date:	Approximately $994.20 per security, or within $15.00 of that estimate. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$0	$1,000
Total	$	$	$

(1)	MS & Co. will act as the agent for this offering and will not receive a sales commission in connection with sales of the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)	See “Use of proceeds and hedging” on page 29.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 14.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this preliminary pricing supplement or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this preliminary pricing supplement together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this preliminary pricing supplement.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2017      Index Supplement dated November 16, 2017      Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the Russell 2000® Index due September 11, 2023

Principal at Risk Securities

Terms continued from previous page:
Knock-in event:	A knock-in event occurs if, on any day during any monthly monitoring period during the term of the securities, the index closing value of the underlying index is less than any knock-in level. Because there are three knock-in levels, up to three knock-in events can occur over the term of the securities.
Monitoring periods:	There are 48 monthly monitoring periods. The first monitoring period will consist of each index business day on which no market disruption event occurs from but excluding the pricing date to and including the first monitoring period end-date. Each subsequent monitoring period will consist of each index business day on which no market disruption event occurs from but excluding the prior monitoring period end-date to and including the following monitoring period end-date.
Knock-in levels:	Knock-in level 1: , which is 95% of the initial index value Knock-in level 2: , which is 90% of the initial index value Knock-in level 3: , which is 85% of the initial index value
Payment at maturity:

At maturity, if the securities have not previously been redeemed, at least one knock-in event will have necessarily occurred. Under these circumstances, investors will receive at maturity, in addition to the final contingent monthly coupon payment, if payable, an amount determined as follows:

o    If the index closing value of the underlying index has been less than knock-in level 1 on any day during any monthly monitoring period during the term of the securities but has remained greater than or equal to knock-in level 2 on each day during every monthly monitoring period during the term of the securities:

$1,000 × [2/3 + (1/3 × (1 + 105.26% × (index performance factor – 95%)))]

Under these circumstances, you may lose some of your investment if the underlying index depreciates over the term of the securities.

o    If the index closing value of the underlying index has been less than knock-in level 2 on any day during any monthly monitoring period during the term of the securities but has remained greater than or equal to knock-in level 3 on each day during every monthly monitoring period during the term of the securities:

$1,000 × [1/3 + (1/3 × (1 + 105.26% × (index performance factor – 95%)))

+ (1/3 × (1 + 111.11% × (index performance factor – 90%)))]

Under these circumstances, you may lose some of your investment if the underlying index depreciates over the term of the securities.

o    If the index closing value of the underlying index is less than knock-in level 3 on any day during any monthly monitoring period during the term of the securities:

$1,000 × [(1/3 × (1 + 105.26% × (index performance factor – 95%)))

+ (1/3 × (1 + 111.11% × (index performance factor – 90%)))

+ (1/3 × (1 + 117.65% × (index performance factor – 85%)))]

Under these circumstances, you may lose some or all of your investment if the underlying index depreciates over the term of the securities.

If a knock-in event has occurred on any day during any monthly monitoring period during the term of the securities, you may lose some or all of your investment.

Index performance factor:	Final index value / initial index value
Initial index value:	, which is the index closing value of the underlying index on the pricing date
Final index value:	The index closing value of the underlying index on the final valuation date
Monitoring period end-dates:	Monthly, as set forth under “Monitoring Period End-Dates and Coupon Payment Dates” below, subject to postponement for non-index business days and certain market disruption events. We also refer to September 6, 2023 as the final monitoring period end-date.
Coupon payment dates:	Monthly, as set forth under “Monitoring Period End-Dates and Coupon Payment Dates” below. If any coupon payment date is not a business day, that coupon payment, if any, will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided that the contingent coupon, if any, with respect to the final valuation date will be paid on the maturity date.
CUSIP / ISIN:	61769HUW3 / US61769HUW32
Listing:	The securities will not be listed on any securities exchange.

Monitoring Period End-Dates and Coupon Payment Dates*

Monitoring Period End-Dates	Coupon Payment Dates
October 7, 2019	October 10, 2019
November 6, 2019	November 12, 2019
December 6, 2019	December 11, 2019
January 6, 2020	January 9, 2020
February 6, 2020	February 11, 2020
March 6, 2020	March 11, 2020
April 6, 2020	April 9, 2020
May 6, 2020	May 11, 2020
June 8, 2020	June 11, 2020
July 6, 2020	July 9, 2020
August 6, 2020	August 11, 2020
September 8, 2020	September 11, 2020
October 6, 2020	October 9, 2020
November 6, 2020	November 12, 2020
December 7, 2020	December 10, 2020
January 6, 2021	January 11, 2021
February 8, 2021	February 11, 2021
March 8, 2021	March 11, 2021
April 6, 2021	April 9, 2021
May 6, 2021	May 11, 2021
June 7, 2021	June 10, 2021
July 6, 2021	July 9, 2021

September 2019	Page 2

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the Russell 2000® Index due September 11, 2023

Principal at Risk Securities

Monitoring Period End-Dates	Coupon Payment Dates
August 6, 2021	August 11, 2021
September 7, 2021	September 10, 2021
October 6, 2021	October 12, 2021
November 8, 2021	November 12, 2021
December 6, 2021	December 9, 2021
January 6, 2022	January 11, 2022
February 7, 2022	February 10, 2022
March 7, 2022	March 10, 2022
April 6, 2022	April 11, 2022
May 6, 2022	May 11, 2022
June 6, 2022	June 9, 2022
July 6, 2022	July 11, 2022
August 8, 2022	August 11, 2022
September 6, 2022	September 9, 2022
October 6, 2022	October 12, 2022
November 7, 2022	November 10, 2022
December 6, 2022	December 9, 2022
January 6, 2023	January 11, 2023
February 6, 2023	February 9, 2023
March 6, 2023	March 9, 2023
April 6, 2023	April 12, 2023
May 8, 2023	May 11, 2023
June 6, 2023	June 9, 2023
July 6, 2023	July 11, 2023
August 7, 2023	August 10, 2023
September 6, 2023 (final valuation date)	September 11, 2023 (maturity date)

* If the securities are redeemed on the early redemption date, no further contingent monthly coupon payments will be made.

September 2019	Page 3

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the Russell 2000® Index due September 11, 2023

Principal at Risk Securities

Investment Summary

Contingent Coupon Securities

Principal at Risk Securities

The Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the Russell 2000® Index due September 11, 2023, which we refer to as the securities, provide an opportunity for investors to earn a contingent monthly coupon but only if and for as long as the index closing value of the Russell 2000® Index (the “underlying index”) has remained greater than or equal to 85% of the initial index value, which we refer to as knock-in level 3, on each day during the term of the securities. If the index closing value of the underlying index is less than knock-in level 3 on any day during any monthly monitoring period during the term of the securities, you will not receive any contingent monthly coupon payment for the corresponding monthly period or for any subsequent monthly period for the remainder of the term of the securities, even if the underlying index subsequently appreciates. Therefore, investors in the securities will permanently forfeit their ability to receive subsequent contingent monthly coupon payments if the index closing value declines below knock-in level 3 on any day during any monthly monitoring period during the term of the securities. As a result, investors must be willing to accept the risk of not receiving any contingent monthly coupon payments during the entire term of the securities. Moreover, if the index closing value of the underlying index is less than 95% of the initial index value (“knock-in level 1”) or 90% of the initial index value (“knock-in level 2”) on any day during the term of the securities, any future contingent monthly coupons for the remainder of the term of the securities will be reduced by either one-third or two-thirds of the 7.60% per annum rate, respectively, even if the underlying index subsequently appreciates.

In addition, if a knock-in event does not occur on any day from but excluding the pricing date to and including September 8, 2020, meaning that the index closing value of the underlying index is never less than knock-in level 1 on any day during any monthly monitoring period during the first year of the term of the securities, the securities will be automatically redeemed at the end of the first year of the term of the securities, and investors will receive the early redemption payment equal to the stated principal amount of the securities and the contingent monthly coupon payment with respect to the related coupon payment date but will not participate in any performance of the underlying index. If a knock-in event does occur on any day from but excluding the pricing date to and including September 8, 2020, the securities will not be redeemed prior to maturity. Instead, investors will receive a return at maturity based on the performance of the underlying index over the term of the securities. If a knock-in event does occur, you will receive reduced contingent monthly coupon payments, or no contingent monthly coupon payments at all, for the remainder of the term of the securities, even if the underlying index subsequently appreciates, and you may lose some or all of your investment at maturity if the underlying index depreciates over the term of the securities. The securities are for investors who seek an opportunity to earn interest at a potentially above-market rate if the index closing value of the underlying index has remained greater than or equal to knock-in level 1 on each day during the first year of the term of the securities, in exchange for the risk of receiving reduced contingent monthly coupon payments, or no contingent monthly coupon payments at all, and the risk of losing principal if a knock-in event occurs during the first year of the term of the securities.

We are using this preliminary pricing supplement to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

September 2019	Page 4

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the Russell 2000® Index due September 11, 2023

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $994.20, or within $15.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying index. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying index, instruments based on the underlying index, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate and the knock-in levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

September 2019	Page 5

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the Russell 2000® Index due September 11, 2023

Principal at Risk Securities

Key Investment Rationale

The securities do not guarantee repayment of any principal at maturity and offer investors an opportunity to earn a contingent monthly coupon but only if and for as long as the index closing value of the underlying index has remained greater than or equal to 85% of the initial index value, which we refer to as knock-in level 3, on each day during the term of the securities. Moreover, if the index closing value of the underlying index is less than 95% of the initial index value (“knock-in level 1”) or 90% of the initial index value (“knock-in level 2”) on any day during the term of the securities, any future contingent monthly coupons for the remainder of the term of the securities will be reduced by either one-third or two-thirds of the 7.60% per annum rate, respectively, even if the underlying index subsequently appreciates. In addition, if a knock-in event occurs, the investor may be exposed to the downside performance of the underlying index and may lose some or all of the stated principal amount at maturity if the underlying index depreciates over the term of the securities. All payments on the securities will vary depending on whether or not a knock-in event occurs, as follows:

Scenario 1: A knock-in event does not occur on any day from but excluding the pricing date to and including September 8, 2020, and so the securities are automatically redeemed after one year.	This scenario assumes that the underlying index closes at or above knock-in level 1 on every day during the first year of the term of the securities. Therefore, a knock-in event has not occurred and investors will receive the contingent monthly coupon on each coupon payment date from but excluding the pricing date to and including September 8, 2020. In addition, the securities will be redeemed at the end of the first year of the term of the securities, and investors will receive the stated principal amount plus the contingent monthly coupon payment with respect to the related coupon payment date. No further payments will be made on the securities once they have been redeemed, and investors will not participate in any appreciation of the underlying index.
Scenario 2: A knock-in event occurs on any day during any monthly monitoring period during the first year of the term of the securities. Investors receive reduced contingent monthly coupon payments, or no contingent monthly coupon payments at all, for the remainder of the term of the securities. At maturity, investors may lose some or all of their investment if the underlying index depreciates over the term of the securities.

This scenario assumes that the underlying index closes below any knock-in level on any day during any monthly monitoring period during the first year of the term of the securities. Therefore, a knock-in event has occurred and the securities are not redeemed prior to maturity. In this scenario, investors will receive contingent monthly coupons but only at a reduced rate after a knock-in event has occurred and only if and for as long as the index closing value of the underlying index has remained greater than or equal to 85% of the initial index value, which we refer to as knock-in level 3. If the index closing value of the underlying index is less than knock-in level 3 on any day during any monthly monitoring period during the term of the securities, investors will not receive any contingent monthly coupon payment for the corresponding monthly period or for any subsequent monthly period for the remainder of the term of the securities, even if the underlying index subsequently appreciates.

At maturity, if the securities have not previously been redeemed, at least one knock-in event will have necessarily occurred. Under these circumstances, investors will receive at maturity, in addition to the final contingent monthly coupon payment, if payable, an amount determined as follows:

o    If the index closing value of the underlying index has been less than knock-in level 1 on any day during any monthly monitoring period during the term of the securities but has remained greater than or equal to knock-in level 2 on each day during every monthly monitoring period during the term of the securities:

$1,000 × [2/3 + (1/3 × (1 + 105.26% × (index performance factor – 95%)))]

Under these circumstances, you may lose some of your investment if the underlying index depreciates over the term of the securities.

o    If the index closing value of the underlying index has been less than knock-in level 2 on any day during any monthly monitoring period during the term of the securities but has remained greater than or equal to knock-in level 3 on each day during every monthly monitoring period during the term of the securities:

$1,000 × [1/3 + (1/3 × (1 + 105.26% × (index performance factor – 95%)))

+ (1/3 × (1 + 111.11% × (index performance factor – 90%)))]

September 2019	Page 6

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the Russell 2000® Index due September 11, 2023

Principal at Risk Securities

Under these circumstances, you may lose some of your investment if the underlying index depreciates over the term of the securities.

o    If the index closing value of the underlying index is less than knock-in level 3 on any day during any monthly monitoring period during the term of the securities:

$1,000 × [(1/3 × (1 + 105.26% × (index performance factor – 95%)))

+ (1/3 × (1 + 111.11% × (index performance factor – 90%)))

+ (1/3 × (1 + 117.65% × (index performance factor – 85%)))]

Under these circumstances, you may lose some or all of your investment if the underlying index depreciates over the term of the securities.

If a knock-in event has occurred on any day during any monthly monitoring period during the term of the securities, you may lose some or all of your investment.

September 2019	Page 7

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the Russell 2000® Index due September 11, 2023

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. The actual initial index value and knock-in levels will be determined on the pricing date. Any payment on the securities is subject to our credit risk. The numbers in the hypothetical examples may be rounded for ease of analysis. The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Hypothetical initial index value:	1,400
Contingent monthly coupon:

We will pay a contingent monthly coupon, if any, until early redemption or maturity, at a rate determined as follows:

(i)   If the index closing value of the underlying index has been greater than or equal to knock-in level 1 on each day during every monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, the contingent monthly coupon for the applicable monthly period will be paid at a rate of 7.60% per annum.

(ii)  If the index closing value of the underlying index has been less than knock-in level 1 on any day during any monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, but the index closing value of the underlying index has been greater than or equal to knock-in level 2 on each day during every monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, the contingent monthly coupon for the applicable monthly period will be paid at a rate of 5.07% per annum.

(iii)  If the index closing value of the underlying index has been less than knock-in level 2 on any day during any monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, but the index closing value of the underlying index has been greater than or equal to knock-in level 3 on each day during every monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, the contingent monthly coupon for the applicable monthly period will be paid at a rate of 2.53% per annum.

(iv)  If the index closing value of the underlying index has been less than knock-in level 3 on any day during any monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, no contingent monthly coupon will be payable for the applicable monthly period or for any subsequent monthly period.

For each knock-in level that the underlying index closes below on any day during the term of the securities, the coupon rate of 7.60% will be reduced by one-third for the remainder of the term of the securities, even if the underlying index subsequently appreciates. If the index closing value of the underlying index has declined below knock-in level 3 on any day during the term of the securities, no further contingent monthly coupon payments will be payable over the remaining term of the securities, regardless of the subsequent performance of the underlying index. See also “Payment at maturity” below.

Additionally, if a knock-in event does not occur on any day from but excluding the pricing date to and including September 8, 2020, the securities will be automatically redeemed at the end of the first year of the term of the securities. Investors will not participate in any appreciation of the underlying index, and no further payments will be made on the securities once they have been redeemed.

Total number of monthly periods:	48
Early redemption:	If a knock-in event has not occurred on any day from but excluding the pricing date to and including September 8, 2020, the securities will be automatically redeemed on the early redemption date for the early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related payment date. No further payments will be made on the securities once they have been redeemed, and investors will not participate in any appreciation of the underlying index.
Knock-in event:	A knock-in event occurs if, on any day during any monthly monitoring period during the term of the securities, the index closing value of the underlying index is less than any knock-in level. Because there are three knock-in levels, up to three knock-in events can occur over the term of the securities.
Hypothetical knock-in levels:

Hypothetical knock-in level 1: 1,330, which is 95% of the hypothetical initial index value

Hypothetical knock-in level 2: 1,260, which is 90% of the hypothetical initial index value

Hypothetical knock-in level 3: 1,190, which is 85% of the hypothetical initial index value

If the index closing value of the underlying index is less than 95% of the initial index value

September 2019	Page 8

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the Russell 2000® Index due September 11, 2023

Principal at Risk Securities

(“knock-in level 1”) or 90% of the initial index value (“knock-in level 2”) on any day during the term of the securities, any future contingent monthly coupons for the remainder of the term of the securities will be reduced by either one-third or two-thirds of the 7.60% per annum rate, respectively, even if the underlying index subsequently appreciates. If the index closing value of the underlying index is less than 85% of the initial index value (“knock-in level 3”) on any day during the term of the securities, investors will not receive any contingent monthly coupon payments for the remainder of the term of the securities, even if the underlying index subsequently appreciates.

How to determine whether a contingent monthly coupon is payable with respect to a monitoring period end-date:

Monitoring Period End-Date	Lowest Index Closing Value During Monthly Period	Lowest Index Closing Value As a Percentage of Initial Index Value	Has a Knock-In Event Occurred (How Many Knock-In Levels Have Been Breached?)	Coupon Payment Per-Annum Rate
1	1,428	102%	No	7.60% per annum
2	1,540	110%	No	7.60% per annum
7	1,400	100%	No	7.60% per annum
8	1,358	97%	No	7.60% per annum
9	1,302	93%	Yes (first breach of knock-in level 1)	5.07% per annum
10	1,540	110%	Yes (1)	5.07% per annum
19	1,400	100%	Yes (1)	5.07% per annum
20	1,246	89%	Yes (first breach of knock-in level 2)	2.53% per annum
30	1,218	87%	Yes (2)	2.53% per annum
40	1,204	86%	Yes (2)	2.53% per annum
41	1,148	82%	Yes (first breach of knock-in level 3)	0.00% per annum
43	1,428	102%	Yes (3)	0.00% per annum
48	1,288	92%	Yes (3)	0.00% per annum

A knock-in event HAS NOT occurred as of the eighth monitoring period end-date.

Because a knock-in event has not occurred during the first eight monthly monitoring periods, investors receive contingent monthly coupons at a rate of 7.60% per annum (corresponding to approximately $6.3333 per month per security) for each such period.

The index closing value of the underlying index on any day during the ninth monitoring period end-date is less than knock-in level 1. Therefore, a knock-in event HAS occurred as of the ninth monitoring period end-date.

Because the index closing value of the underlying index has been less than knock-in level 1 on any day during the ninth monitoring period, a knock-in event has occurred, and the coupon payments payable on the securities are reduced permanently by one-third of the 7.60% rate, even if the underlying index subsequently appreciates. In this case, one knock-in level has been breached. Each knock-in level, if breached, has the effect of reducing the coupon rate by one-third for all remaining coupon periods. In this scenario, investors receive a contingent monthly coupon at a rate of 5.07% per annum (corresponding to approximately $4.2250 per month per security) beginning with the ninth monitoring period (until another knock-in level has been breached).

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The index closing value of the underlying index on any day during the twentieth monthly monitoring period is less than knock-in level 2. Therefore, a second knock-in event HAS occurred as of the twentieth monitoring period end-date.

Because the index closing value of the underlying index has been less than knock-in level 2 on any day during the twentieth monitoring period, a second knock-in event has occurred, and the coupon payments payable on the securities are reduced permanently by two-thirds, even if the underlying index subsequently appreciates. In this case, two knock-in levels have been breached. In this scenario, investors receive a contingent monthly coupon at a rate of 2.53% per annum (corresponding to approximately $2.1083 per month per security) beginning with the twentieth monitoring period (until another knock-in level has been breached).

The index closing value of the underlying index on any day during the forty-first monthly monitoring period is less than knock-in level 3. Therefore, a third knock-in event HAS occurred as of the forty-first monitoring period end-date.

Because the index closing value of the underlying index has been less than knock-in level 3 on any day during the forty-first monitoring period, no contingent monthly coupon will be payable for the applicable monthly period or for any subsequent monthly period, even if the underlying index subsequently appreciates.

If a knock-in event occurs, you will receive reduced contingent monthly coupon payments, or no contingent monthly coupon payments at all, for the remainder of the term of the securities, and you may lose some or all of your investment at maturity if the index closing value of the underlying index depreciates over the term of the securities.

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How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

At maturity, if the securities have not previously been redeemed, at least one knock-in event will have necessarily occurred. Under these circumstances, investors will receive at maturity, in addition to the final contingent monthly coupon payment, if payable, an amount determined as follows:

At maturity, if the securities have not previously been redeemed, at least one knock-in event will have necessarily occurred. Under these circumstances, investors will receive at maturity, in addition to the final contingent monthly coupon payment, if payable, an amount determined as follows:

o    If the index closing value of the underlying index has been less than knock-in level 1 on any day during any monthly monitoring period during the term of the securities but has remained greater than or equal to knock-in level 2 on each day during every monthly monitoring period during the term of the securities:

$1,000 × [2/3 + (1/3 × (1 + 105.26% × (index performance factor – 95%)))]

Under these circumstances, you may lose some of your investment if the underlying index depreciates over the term of the securities.

o    If the index closing value of the underlying index has been less than knock-in level 2 on any day during any monthly monitoring period during the term of the securities but has remained greater than or equal to knock-in level 3 on each day during every monthly monitoring period during the term of the securities:

$1,000 × [1/3 + (1/3 × (1 + 105.26% × (index performance factor – 95%)))

+ (1/3 × (1 + 111.11% × (index performance factor – 90%)))]

Under these circumstances, you may lose some of your investment if the underlying index depreciates over the term of the securities.

o    If the index closing value of the underlying index is less than knock-in level 3 on any day during any monthly monitoring period during the term of the securities:

$1,000 × [(1/3 × (1 + 105.26% × (index performance factor – 95%)))

+ (1/3 × (1 + 111.11% × (index performance factor – 90%)))

+ (1/3 × (1 + 117.65% × (index performance factor – 85%)))]

Under these circumstances, you may lose some or all of your investment if the underlying index depreciates over the term of the securities.

If a knock-in event has occurred on any day during any monthly monitoring period during the term of the securities, you may lose some or all of your investment.

Hypothetical Examples of the Payment at Maturity

Example 1: A knock-in event HAS occurred and the index closing value of the underlying index is less than knock-in level 1 on any day during the term of the securities but has remained greater than or equal to knock-in level 2 on every day during the term of the securities.

If the index closing value of the underlying index has been less than knock-in level 1 on any day during any monthly monitoring period during the term of the securities but has remained greater than or equal to knock-in level 2 on each day during every monthly monitoring period during the term of the securities, the payment at maturity will be calculated as follows:

$1,000 × [2/3 + (1/3 × (1 + 105.26% × (index performance factor – 95%)))]

In this case, the payment at maturity will depend on the final index value and the index performance factor. If the index performance factor is less than 95%, you will lose some of your investment.

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Lowest Index Closing Value During the Term of the Securities	Lowest Index Closing Value As a Percentage of Initial Index Value*	Final Index Value	Index Performance Factor	Payment at Maturity per $1,000 Security (aside from any coupon payable at maturity)
1,316	94.00%	1,680	120.00%	$1,087.71
1,302	93.00%	1,470	105.00%	$1,035.08
1,309	93.50%	1,372	98.00%	$1,010.52
1,274	91.00%	1,330	95.00%	$1,000.00
1,288	92.00%	1,288	92.00%	$989.47
1,260	90.00%	1,260	90.00%	$982.46

*Cannot be less than 90% in this example

Example 2: A knock-in event HAS occurred and the index closing value of the underlying index is less than knock-in level 2 on any day during the term of the securties but has remained greater than or equal to knock-in level 3 during the term of the securities.

If the index closing value of the underlying index has been less than knock-in level 2 on any day during any monthly monitoring period during the term of the securities but has remained greater than or equal to knock-in level 3 on each day during every monthly monitoring period during the term of the securities, the payment at maturity will be calculated as follows:

$1,000 × [1/3 + (1/3 × (1 + 105.26% × (index performance factor – 95%)))

+ (1/3 × (1 + 111.11% × (index performance factor – 90%)))]

In this case, the payment at maturity will depend on the final index value and the index performance factor. If the index performance factor is less than 92.43%, you will lose some of your investment.

Lowest Index Closing Value During the Term of the Securities	Lowest Index Closing Value As a Percentage of Initial Index Value*	Final Index Value	Index Performance Factor	Payment at Maturity per $1,000 Security (aside from any coupon payable at maturity)
1,246	89.00%	1,680	120.00%	$1,198.82
1,225	87.50%	1,470	105.00%	$1,090.64
1,218	87.00%	1,330	95.00%	$1,018.51
1,204	86.00%	1,294.02	92.43%	$1,000.00
1,204	86.00%	1,260	90.00%	$982.45
1,190	85.00%	1,218	87.00%	$960.82

*Cannot be less than 85% in this example

Example 3: A knock-in event HAS occurred and the index closing value of the underlying index is less than knock-in level 3 on any day during the term of the securities.

If the index closing value of the underlying index has been less than knock-in level 3 on any day during any monthly monitoring period during the term of the securities, the payment at maturity will be calculated as follows:

$1,000 × [(1/3 × (1 + 105.26% × (index performance factor – 95%)))

+ (1/3 × (1 + 111.11% × (index performance factor – 90%)))

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+ (1/3 × (1 + 117.65% × (index performance factor – 85%)))]

In this case, the payment at maturity will depend on the final index value and the index performance factor. If the index performance factor is less than 89.81%, you will lose some or all of your investment.

Lowest Index Closing Value During the Term of the Securities	Lowest Index Closing Value As a Percentage of Initial Index Value	Final Index Value	Index Performance Factor	Payment at Maturity per $1,000 Security (aside from any coupon payable at maturity)
1,120	80.00%	1,680	120.00%	$1,336.08
980	70.00%	1,470	105.00%	$1,169.08
1,008	72.00%	1,257.34	89.81%	$1,000.00
840	60.00%	1,232	88.00%	$979.79
560	40.00%	1,120	80.00%	$890.72
420	30.00%	840	60.00%	$668.04
280	20.00%	420	30.00%	$334.02

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying index supplement and prospectus. You should also consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the repayment of any principal. If a knock-in event does occur on any day from but excluding the pricing date to and including September 8, 2020, the securities will not be redeemed prior to maturity. Instead, investors will receive a return at maturity based on the performance of the underlying index over the term of the securities. If a knock-in event does occur, you will receive reduced coupon payments, or no coupon payments at all, for the remainder of the term of the securities, and you may lose some or all of your investment at maturity if the underlying index depreciates over the term of the securities. See “Hypothetical Examples” above.

▪	For purposes of determining whether or not a knock-in event has occurred, the index closing value will be monitored on every day during the term of the securities. Therefore, it is more likely that a knock-in event will occur on any day during the term of the securities than if the index closing value were monitored less frequently. If a knock-in event does occur, you will receive reduced coupon payments, or no coupon payments at all, for the remainder of the term of the securities, and you may lose some or all of your investment at maturity if the underlying index depreciates over the term of the securities.

▪	If a knock-in event occurs on any day during any monthly monitoring period, the contingent monthly coupon payment for that monitoring period and all future monitoring periods will be reduced permanently and will depend on the number of knock-in levels that have been breached. The contingent monthly coupon payment will be based on the index closing value of the underlying index as measured on each day during every monthly monitoring period during the term of the securities. Because there are three knock-in levels, up to three knock-in events can occur over the term of the securities. If the index closing value of the underlying index has been less than knock-in level 1 on any day during any monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, but the index closing value of the underlying index has been greater than or equal to knock-in level 2 on each day during every monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, the contingent monthly coupon for the applicable monthly period will be paid at a reduced rate of 5.07% per annum, even if the underlying index subsequently appreciates. If the index closing value of the underlying index has been less than knock-in level 2 on any day during any monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, but the index closing value of the underlying index has been greater than or equal to knock-in level 3 on each day during every monthly monitoring period monitoring period up to and including the monitoring period end-date for the applicable monthly period, the contingent monthly coupon for the applicable monthly period will be paid at a reduced rate of 2.53% per annum, even if the underlying index subsequently appreciates. If the index closing value of the underlying index has been less than knock-in level 3 on any day during any monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, no contingent monthly coupon will be payable for the applicable monthly period or for any subsequent monthly period even if the underlying index subsequently appreciates.

▪	The securities do not guarantee the payment of any interest, and the ability to receive subsequent contingent monthly coupon payments will be permanently forfeited if the index closing value declines below knock-in level 3 on any day during any monthly monitoring period during the term of the securities. The securities do not guarantee the payment of any interest. If a knock-in event does occur, you will receive reduced contingent monthly coupon payments, or no contingent monthly coupon payments at all, for the remainder of the term of the securities, and you may lose some or all of your investment at maturity. A knock-in event pursuant to which the index closing value of the underlying index is less than knock-in level 3 could occur as early as during the first monitoring period, in which case you will receive no contingent monthly coupon payments over the entire term of the securities. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity. Additionally, if a knock-in event occurs, meaning that the index

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closing value is less than any knock-in level on any day during any monthly monitoring period, investors may lose some or all of their investment at maturity if the underlying index depreciates over the term of the securities.

▪	If a knock-in event does not occur on any day during the first year of the term of the securities, the securities will be automatically redeemed at the end of the first year of the term of the securities, and the appreciation potential of the securities will be limited to the contingent monthly coupon payments that will be paid during the first year of the term of the securities. If a knock-in event does not occur on any day from but excluding the pricing date to and including September 8, 2020, the securities will be automatically redeemed after the first year of the term of the securities and you will not participate in the performance of the underlying index. No further payments will be made on the securities once they have been redeemed. Under these circumstances, the return on the securities will be limited to the contingent monthly coupon payments made during the first year of the term of the securities, regardless of any appreciation in the level of the underlying index, which may be significant. If you receive all available contingent monthly coupon payments at the maximum rate during the first year of the term of the securities because a knock-in event does not occur, you will receive only the principal amount of your securities (plus the contingent monthly coupon payment with respect to the related coupon payment date) upon early redemption. You will not benefit from any appreciation of the underlying index and you will not receive any further payments on the securities once they have been redeemed.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of the underlying index on any day, including in relation to the knock-in levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the Russell 2000® Index,

o	whether a knock-in event has occurred on any day during any monthly monitoring period during the term of the securities

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying index or securities markets generally and which may affect the value of the underlying index,

o	dividend rates on the securities underlying the Russell 2000® Index,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the Russell 2000® Index and changes in the constituent stocks of such index, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the value of the Russell 2000® Index at the time of sale is near or below the knock-in levels or if market interest rates rise.

You cannot predict the future performance of the Russell 2000® Index based on its historical performance. The index closing value of the underlying index may decrease and be below knock-in level 3 on any day during any monthly monitoring period during the term of the securities so that you will forfeit all future contingent monthly coupon payments, or it may depreciate sufficiently so that you will lose some or all of your initial investment in the securities. See “Russell 2000® Index Overview” below.

▪	The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. The Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the underlying index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less

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stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on any coupon payment date and at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Not equivalent to investing in the underlying index. Investing in the securities is not equivalent to investing in the underlying index or its component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the underlying index.

▪	If a knock-in event occurs, the amount payable at maturity is not linked to the value of the underlying index at any time other than the final valuation date. The final index value will be based on the index closing value on the final valuation date, subject to postponement for non-index business days and certain market disruption events. If a knock-in event occurs, even if the value of the underlying index appreciates prior to the final valuation date but then drops by the final valuation date, the payment at maturity will be less than it would have been had the payment at maturity been linked to the value of the underlying index prior to such drop. Although the actual value of the underlying index on the stated maturity date or at other times during the term of the securities may be higher than the index closing value on the final valuation date, if a knock-in event occurs, the payment at maturity will be based solely on the index closing value on the final valuation date.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 4-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in

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secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying index or its component stocks), including trading in the stocks that constitute the underlying index as well as in other instruments related to the underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlying index and other financial instruments related to the underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value and, therefore, could increase the knock-in levels, the values at or above which the underlying index must close on each day during the term of the securities so that you receive a contingent monthly coupon on the securities and the value at or above which the underlying index must close on the final valuation date so that you are not exposed to the negative performance of the underlying index at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the underlying index during the term of the securities and accordingly, the payout to you at maturity and whether we pay a contingent monthly coupon on the securities.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index value, the knock-in levels, the daily index closing value, including the final index value, whether the contingent monthly coupon will be paid on each coupon payment date, whether a market disruption event has occurred and the payment that you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a market disruption event or discontinuance of the underlying index. These potentially subjective determinations may affect the payout to you at maturity. For further information regarding these types of determinations, see “Additional Information About the Securities—Additional Provisions—Calculation agent,” “—Market disruption event,” “—Postponement of the final valuation date,” “—Discontinuance of the underlying index; alteration of method of calculation” and “—Alternate exchange calculation in case of an event of default,” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

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▪	Adjustments to the underlying index could adversely affect the value of the securities. The publisher of the underlying index may add, delete or substitute the component stocks of the underlying index or make other methodological changes that could change the value of the underlying index. Any of these actions could adversely affect the value of the securities. The publisher of the underlying index may also discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the determination of whether the contingent monthly coupon will be payable on the securities and the determination of the payment at maturity will be based on the value of the underlying index, based on the closing prices of the stocks constituting the underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating the underlying index last in effect prior to such discontinuance.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index.  For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on September 4, 2019:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	1,484.758
52 Weeks Ago:	1,733.377
52 Week High (on 9/4/2018):	1,733.377
52 Week Low (on 12/24/2018):	1,266.925

The following graph sets forth the daily closing values of the underlying index for the period from January 1, 2014 through September 4, 2019. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the underlying index for each quarter in the same period. The closing value of the underlying index on September 4, 2019 was 1,484.758. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the closing value of the underlying index on any day during any monthly monitoring period during the term of the securities, including on the final valuation date.

Underlying Index Daily Closing Values January 1, 2014 to September 4, 2019

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Russell 2000® Index	High	Low	Period End
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter (through September 4, 2019)	1,585.599	1,456.039	1,484.758

The “Russell 2000® Index” is a trademark of FTSE Russell. For more information, see “Russell 2000® Index” in the accompanying index supplement.

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Additional Terms of the Securities

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement, index supplement or prospectus, the terms described herein shall control.
Interest period:	The monthly period from and including the original issue date (in the case of the first interest period) or the previously scheduled contingent coupon payment date, as applicable, to but excluding the following scheduled contingent coupon payment date, with no adjustment for any postponement thereof.
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Underlying index publisher:	FTSE Russell or any successor thereof
Denominations:	$1,000 per security and integral multiples thereof
Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:	One business day prior to the related scheduled coupon payment date; provided that any contingent monthly coupon payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.
Trustee:	The Bank of New York Mellon, a New York banking corporation
Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent monthly coupon, the redemption payment and the payment at maturity, if any, shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, if any, shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each coupon payment date, upon early redemption or at maturity or whether a market disruption event has occurred. See “Market disruption event” and “Discontinuance of the underlying index; alteration of method of calculation” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Index business day:	A day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for the underlying index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.
Index closing value:	The index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the underlying index or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the underlying index will be based on the alternate calculation of the underlying index as described under “Discontinuance of the underlying index; alteration of method of calculation” below. The closing value of the underlying index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the underlying index published by the underlying index publisher.
Market disruption event:

Market disruption event means:

(i)   the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of the underlying index (or the successor index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of the underlying index (or the successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange(s) are materially inaccurate,

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or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to the underlying index (or the successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii)   a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the underlying index shall be based on a comparison of (x) the portion of the value of the underlying index attributable to that security relative to (y) the overall value of the underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event exists at any time: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on the underlying index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to the underlying index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to the underlying index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant exchange:	With respect to the underlying index or its successor index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index and (ii) any futures or options contracts related to such index or to any security then included in such index.
Postponement of the final valuation date:

The final valuation date is subject to postponement due to non-index business days or certain market disruption events, as described in the following paragraph.

If the scheduled final valuation date is not an index business day or if there is a market disruption event on such day, the final valuation date shall be the next succeeding index business day on which there is no market disruption event; provided that if a market disruption event has occurred on each of the five index business days immediately succeeding the scheduled final valuation date, then (i) such fifth succeeding index business day shall be deemed to be the final valuation date, notwithstanding the occurrence of a market disruption event on such day and (ii) with respect to such fifth index business day on which a market disruption event occurs, the calculation agent shall determine the index closing value on such fifth index business day in accordance with the formula for and method of calculating the underlying index last in effect prior to the commencement of the market disruption event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such index business day of each security most recently constituting the underlying index without any rebalancing or substitution of such securities following the commencement of the market disruption event.

Postponement of contingent coupon payment dates (including the early redemption date, if applicable):	If any scheduled contingent coupon payment date (including the early redemption date, if applicable) is not a business day, that contingent monthly coupon (or early redemption payment, if applicable), if any, shall be paid on the next succeeding business day; provided that the contingent monthly coupon, if any, with respect to the final valuation date shall be paid on the maturity date. No adjustment shall be made to any payment made on a postponed date.
Discontinuance of the underlying index; alteration of method of calculation:

If the underlying index publisher discontinues publication of the underlying index and the underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as the “successor index”), then any subsequent index closing value will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value is to be determined, and, to the extent the index closing value of the successor index differs from the index closing value of the underlying index at the time of such substitution, proportionate adjustments will be made by the calculation agent to the initial index value and the knock-in levels.

Upon any selection by the calculation agent of the successor index, the calculation agent will cause written

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notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If the underlying index publisher discontinues publication of the underlying index or the successor index prior to, and such discontinuance is continuing on, any day on which an index closing value must be determined and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the index closing value for such date. The index closing value of the underlying index or the successor index will be computed by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the underlying index may adversely affect the value of the securities.

If at any time, the method of calculating the underlying index or the successor index, or the value thereof, is changed in a material respect, or if the underlying index or the successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to the underlying index or the successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the index closing value with reference to the underlying index or the successor index, as adjusted. Accordingly, if the method of calculating the underlying index or the successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the underlying index), then the calculation agent will adjust such index in order to arrive at a value of the underlying index or the successor index as if it had not been modified (e.g., as if such split had not occurred).

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

•   the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•   the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due

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and ending on the third business day after that day, unless:

•    no quotation of the kind referred to above is obtained, or

•    every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•    A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•    P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid.  Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.  The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final valuation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to the securities on or prior to 10:30 a.m. (New York City time) on the business day preceding each contingent coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the applicable interest to the trustee for delivery to the depositary, as holder of the securities, on the applicable contingent coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the redemption date or the business day preceding the maturity date, as applicable, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the redemption date or maturity date, as applicable.

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Additional Information About the Securities

Additional Information:
Book entry security or certificated security:	Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this preliminary pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

In addition, we will not attempt to ascertain whether any issuer of any shares to which a security relates (such shares hereafter referred to as “Underlying Shares”) is treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply to a Non-U.S. Holder upon the sale, exchange or settlement of a security. You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a USRPHC.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules

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under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

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Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

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•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. In addition, as discussed above, if any issuer of Underlying Shares were treated as a USRPHC, certain adverse U.S. federal income tax consequences might apply to a Non-U.S. Holder upon the sale, exchange or settlement of the securities. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2021 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

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FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities, by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the stocks constituting the underlying index, in futures and/or options contracts on the underlying index or the component stocks of the underlying index listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial index value and, therefore, could increase the knock-in levels, the values at or above which the underlying index must close on each day during the term of the securities so that you receive a contingent monthly coupon on the securities and the value at or above which the underlying index must close on the final valuation date so that you are not exposed to the negative performance of the underlying index at maturity. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final valuation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of the underlying index during the term of the securities and accordingly, the payment to you at maturity, if any, and whether we pay a contingent coupon on the securities.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may

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provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a

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representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. will act as the agent for this offering and will not receive a sales commission in connection with sales of the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the securities underlying the underlying index in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Selling restrictions:

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this preliminary pricing supplement or the accompanying prospectus supplement, index supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this preliminary pricing supplement or the accompanying prospectus supplement, index supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this preliminary pricing supplement and the accompanying prospectus supplement, index supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for the agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

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In addition to the selling restrictions set forth in “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement, the following selling restrictions also apply to the securities:

Brazil

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission). The securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities or distribution of this preliminary pricing supplement or the accompanying prospectus supplement, index supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This preliminary pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this preliminary pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus.

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